UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

  CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report December 18, 2013

XR ENERGY INC.

(Exact name of registrant as specified in its charter)

Nevada	333-178156	27-0851973
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

373 Smithtown Bypass Ste. 198
Hauppauge, NY	11788
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 913-8090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On December 18, 2013, XR Energy, Inc. (the "Company") entered into a Plan of Acquisition to acquire the ownership rights in four leases located in Texas from two individuals. The purchase price for the assignment of these leases is 20,000,000 shares of common stock of the Company.

The closing of the proposed acquisition is conditioned on several terms, including the satisfactory due diligence by the Company of these assets, receipt of any third party consents and approvals to the transfer of the leases and the execution and delivery of a definitive purchase agreement among the parties. The sellers also need to deliver to the Company the requisite information required by the rules and regulations of the Securities and Exchange Commission. It is the intent of the parties that the definitive agreement will be executed and delivered within 90 days.

Section 9 – Financial Statements and Exhibits. Not applicable

Item 9.01 Financial Statements and Exhibits. Not applicable

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

XR ENERGY INC.

By:	/s/ Anthony P. Muratore
Anthony P. Muratore
President

Date: December 23, 2013